EXHIBIT 99.1

NEWS RELEASE

PGTI Reports Record First Quarter 2022 Results

VENICE, Fla., May 12, 2022 – PGT Innovations, Inc. (NYSE: PGTI), a national leader in premium windows and doors, including impact-resistant products and products designed to unify indoor/outdoor living spaces, today announced financial results for its first quarter ended April 2, 2022.

Financial Highlights for First Quarter 2022

(All results reflect comparisons to prior-year period)

•
Net sales in the first quarter totaled $359 million, an increase of 32 percent.
•
Net income attributable to the Company in the first quarter was $23 million, an increase of 87 percent.
•
Net income attributable to common shareholders per diluted share in the first quarter was $0.35, an increase of 67 percent.
•
Cash provided from operations was $17 million in the first quarter, an increase of $19 million.
•
Adjusted net income per diluted share* in the first quarter was $0.42, an increase of 56 percent.
•
Adjusted EBITDA* in the first quarter totaled $59 million, an increase of 40 percent.

Updated Fiscal Year 2022 Guidance

•
Net sales in the range of $1.35 billion to $1.45 billion.
•
Adjusted EBITDA in the range of $225 million to $250 million.

* Adjusted net income per diluted share and adjusted EBITDA are non-GAAP measures. Please see “Use of Non-GAAP Financial Measures” below for more information.

"We delivered first quarter net sales of $359 million, a 32 percent increase, including organic growth of 17 percent and growth of $32 million from the newest business in our portfolio, Anlin Windows & Doors," said Jeff Jackson, President and Chief Executive Officer. "Excluding acquisitions, organic sales in our Western region grew 39 percent year-over-year as demand remains strong for products from our Western Windows Systems brand. Organic sales in our Southeast region grew 14 percent, but were somewhat constrained by the tight labor market for installers and other supply-chain issues in the new construction market."

"We also achieved 280 basis points of gross margin expansion despite continuing inflation for labor and other input costs," added Jackson. "In response to inflationary pressures, we put in place a series of pricing actions that are now fully in effect, and we anticipate implementing additional price increases during the year."

"Our intense focus on operational excellence has led to improved lead times and a significant reduction in backorders, resulting in increased 'on-time, in-full’ order deliveries. I am extremely proud of our team’s ability to maintain our high standards for safety and quality, while achieving our goals for top-line and bottom-line growth. Our investments in people, equipment and manufacturing facilities leaves us well positioned across our key markets to maintain a robust growth trajectory through the year," commented Jackson.

"We generated strong cash flow in the first quarter of 2022, ending the period with a cash balance of $104 million," said John Kunz, Senior Vice President and Chief Financial Officer. "Given the strong demand across our key markets and our increased manufacturing capabilities, we are updating the adjusted EBITDA range in our fiscal year 2022 guidance we outlined last quarter," concluded Kunz.

2022 Guidance

	Prior 2022 Guidance* (as of 02/17/2022)		Updated 2022 Guidance* (as of 05/12/2022)
Net sales (in billions)	$1.35	$1.45	$1.35	$1.45
% growth vs. prior year	16%	25%	16%	25%
Adj. EBITDA (in millions)	$220	$250	$225	$250
% growth vs. prior year	30%	48%	33%	48%
* 2022 guidance includes Eco at 100% contribution.

Conference Call

PGT Innovations will host a conference call today at 10:30 a.m. The conference call will be available at the same time through the Investor Relations section of the PGT Innovations, Inc. website, http://ir.pgtinnovations.com/events.cfm.

To participate in the teleconference, kindly dial into the call about 10 minutes before the start time: 833-316-0547 (U.S. toll-free) and 412-317-5728 (International). A replay of the call will be available within approximately one hour after the scheduled end of the call on May 12, 2022, through approximately 12:30 p.m. on May 19, 2022. To access the replay, dial 877-344-7529 (U.S. Only toll-free), 855-669-9658 (Canada Only toll-free) and 412-317-0088 (International) and refer to pass code 7952373.

Other international replay dial-in numbers can be obtained at:

https://services.choruscall.com/ccforms/replay.html

You may join the conference online by using the following link: https://services.choruscall.com/mediaframe/webcast.html?webcastid=fDkic2og.

About PGT Innovations, Inc.

PGT Innovations manufactures and supplies premium windows and doors. Its highly engineered and technically advanced products can withstand some of the toughest weather conditions on earth and are revolutionizing the way people live by unifying indoor and outdoor living spaces. PGT Innovations creates value through deep customer relationships, understanding the unstated needs of the markets it serves, and a drive to develop category-defining products. The company is also the nation's largest manufacturer of impact-resistant windows and doors and holds the leadership position in its primary market.

The PGT Innovations’ family of brands include CGI®, PGT® Custom Windows and Doors, WinDoor®, Western Window Systems, Anlin Windows & Doors, Eze-Breeze®, CGI Commercial, NewSouth Window Solutions, and a 75 percent ownership stake in Eco Window Systems. The company’s brands, in their respective markets, are a preferred choice of architects, builders, and homeowners throughout North America and the Caribbean. Their high-quality products are available in custom and standard sizes with massive dimensions that allow for unlimited design possibilities in residential, multi-family, and commercial projects. For additional information, visit www.pgtinnovations.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "assume," "believe," "could," "estimate," "expect," "guidance," "intend," "many," "positioned," "potential," "project," "think," "should," "target," "will," "would" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our acquisition of Anlin; pricing actions benefiting margins; improvement of our operations and business integration; and our Sales and EBITDA guidance.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•
the impact of the COVID-19 pandemic (the "COVID-19 pandemic" or "Pandemic") and related measures taken by governmental or regulatory authorities to combat the Pandemic, including the impact of the Pandemic and these measures on the economies and demand for our products in the states where we sell them, and on our customers, suppliers, labor force, business, operations and financial performance;
•
unpredictable weather and macroeconomic factors that may negatively impact the repair and remodel and new construction markets and the construction industry generally, especially in the state of Florida and the western United States, where the substantial portion of our sales are currently generated, and in the U.S. generally;
•
changes in raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions, Pandemic-related supply chain interruptions, or interruptions from the conflict in Ukraine;
•
our dependence on a limited number of suppliers for certain of our key materials;
•
our dependence on our impact-resistant product lines, which increased with the acquisition of Eco Enterprises, LLC ("Eco"), and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;
•
the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our recent acquisitions, including our acquisitions of Anlin Windows & Doors ("Anlin"), and Eco;
•
our level of indebtedness, which increased in connection with our recent acquisitions, including our acquisitions of Anlin and Eco;
•
increases in credit losses from obligations owed to us by our customers in the event of a downturn in the home repair and remodel or new home construction channels in our core markets and our inability to collect such obligations from such customers;
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the risks that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits expected from our acquisitions of Anlin and Eco may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;
•
increases in transportation costs, including increases in fuel prices;
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our dependence on our limited number of geographically concentrated manufacturing facilities, which increased further due to our acquisition of Eco;
•
sales fluctuations to and changes in our relationships with key customers;
•
federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;
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risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by "hackers" and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended;
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product liability and warranty claims brought against us;
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in addition to our acquisitions of Anlin and Eco, our ability to successfully integrate businesses we may acquire in the future, or that any business we acquire may not perform as we expected when we acquired it; and
•
the other risks and uncertainties discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended January 1, 2022, and our other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

This press release and the financial schedules include financial measures and terms not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that presentation of non-GAAP measures such as Adjusted net income, Adjusted net income per share, and Adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. Management also believes these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this press release are provided to give investors access to types of measures that we use in analyzing our results, and for internal planning and forecasting purposes.

Adjusted net income consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable investors and analysts to more thoroughly evaluate our current performance as compared to past performance and provide a better baseline for assessing the Company's future earnings potential. However, these measures do not provide a complete picture of our operations.

Adjusted EBITDA consists of net income, adjusted for the items included in the accompanying reconciliation. We believe that Adjusted EBITDA provides useful information to investors and analysts about the Company's performance because they eliminate the effects of period-to-period changes in taxes, costs associated with capital investments and interest expense. Adjusted EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the actual funds generated from operations or available for capital investments.

Our calculations of Adjusted net income and Adjusted net income per share, and Adjusted EBITDA are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile Adjusted net income, Adjusted net income per share, and Adjusted EBITDA to GAAP net income are included in the financial schedules accompanying this release.

We are not able to provide a reconciliation of projected Adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period.

Adjusted EBITDA as used in the calculation of the net debt-to-Adjusted EBITDA ratio, consists of our Adjusted EBITDA as described above, but for the trailing twelve-month period, adjusted pursuant to the covenants contained in the 2016 Credit Agreement due 2022.

SOURCE: PGT Innovations, Inc.

PGT Innovations Contacts:

Investor Relations: Media Relations:

John Kunz, 941-480-1600 Stephanie Cz, 941-480-1600

Senior Vice President and CFO Corporate Communications Manager

JKunz@PGTInnovations.com

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited - in thousands, except per share amounts)

	Three Months Ended
	April 2,	April 3,
	2022	2021

Net sales	$358,662	$271,092
Cost of sales	224,069	177,130
Gross profit	134,593	93,962
Selling, general and administrative expenses	95,882	69,766
Income from operations	38,711	24,196
Interest expense, net	7,080	7,457
Income before income taxes	31,631	16,739
Income tax expense	7,805	3,944
Net income	23,826	12,795
Less: Net income attributable to redeemable non-controlling interest	(657)	(411)
Net income attributable to the Company	$23,169	$12,384

Calculation of net income per common share attributable to PGT Innovations, Inc. common shareholders:
Net income attributable to the Company	$23,169	$12,384
Change in redemption value of redeemable non-controlling interest	(2,136)	—
Net income attributable to PGT Innovations, Inc. common shareholders	$21,033	$12,384

Net income per common share attributable to PGT Innovations, Inc. common shareholders:
Basic	$0.35	$0.21
Diluted	$0.35	$0.21

Weighted average number of common shares outstanding:
Basic	59,831	59,286
Diluted	60,219	59,894

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited - in thousands)

	April 2,	January 1,
	2022	2022
ASSETS
Current assets:
Cash and cash equivalents	$103,631	$96,146
Accounts receivable, net	179,167	141,221
Inventories	97,399	91,440
Contract assets, net	51,193	55,239
Prepaid expenses and other current assets	39,751	37,712
Total current assets	471,141	421,758
Property, plant and equipment, net	186,030	185,266
Operating lease right-of-use asset, net	88,812	91,162
Intangible assets, net	380,682	394,525
Goodwill	370,366	364,598
Other assets, net	2,087	3,301
Total assets	$1,499,118	$1,460,610

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST,
AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$137,414	$122,681
Current portion of operating lease liability	13,676	13,180
Total current liabilities	151,090	135,861
Long-term debt	625,959	625,655
Operating lease liability, less current portion	81,473	83,903
Deferred income taxes, net	38,519	37,489
Other liabilities	8,766	11,742
Total liabilities	905,807	894,650
Commitments and contingencies	—	—
Redeemable non-controlling interest	39,656	36,863
Total shareholders' equity	553,655	529,097
Total liabilities, redeemable non-controlling interest and shareholders' equity	$1,499,118	$1,460,610

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited - in thousands)

	Three Months Ended
	April 2,	April 3,
	2022	2021
	(unaudited)
Cash flows from operating activities:
Net income	$23,826	$12,795
Adjustments to reconcile net income to net cash
(used in) provided by operating activities:
Depreciation	8,470	6,697
Amortization	8,043	4,749
Provision for allowance for doubtful accounts	1,408	2,411
Stock-based compensation	2,205	1,750
Amortization of deferred financing costs, debt discount and premium	304	230
Loss on sales of assets	747	67
Change in operating assets and liabilities (net of effects of acquisition):
Accounts receivable	(39,357)	(24,980)
Inventories	(6,286)	(4,307)
Contract assets, net, prepaid expenses, other current and other assets	10,669	(20,898)
Accounts payable, accrued and other liabilities	7,291	20,039
Net cash provided by (used in) operating activities	17,320	(1,447)

Cash flows from investing activities:
Purchases of property, plant and equipment	(8,180)	(6,512)
Investment in and acquisition of business	—	(94,321)
Proceeds from sales of assets	8	7
Net cash used in investing activities	(8,172)	(100,826)

Cash flows from financing activities:
Proceeds from issuance of senior notes	—	63,300
Payments of financing costs	—	(1,363)
Purchases of common stock relating to tax withholdings on vestings of employee equity awards	(1,663)	(1,005)
Net cash (used in) provided by financing activities	(1,663)	60,932
Net increase (decrease) in cash and cash equivalents	7,485	(41,341)
Cash and cash equivalents at beginning of period	96,146	100,320
Cash and cash equivalents at end of period	$103,631	$58,979

PGT INNOVATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR
MOST DIRECTLY COMPARABLE GAAP EQUIVALENTS
(unaudited - in thousands, except per share amounts and percentages)

	Three Months Ended
	April 2,	April 3,
	2022	2021
Reconciliation to Adjusted Net Income and
Adjusted Net Income per share - diluted:
Net income	$23,826	$12,795
Reconciling items:
Idle asset charge (1)	723	-
Fair value adjustment to contingent consideration (2)	961	-
Acquisition-related costs (3)	-	672
Business wind-down costs (4)	-	4,197
Tax effect of reconciling items	(432)	(1,205)
Adjusted net income	$25,078	$16,459
Weighted-average diluted shares	60,219	59,894
Adjusted net income per share - diluted	$0.42	$0.27

Reconciliation to Adjusted EBITDA:
Depreciation and amortization expense	$16,513	$11,446
Interest expense, net	7,080	7,457
Income tax expense	7,805	3,944
Reversal of tax effect of reconciling items for
adjusted net income above	432	1,205
Stock-based compensation expense	2,205	1,750
Adjusted EBITDA	$59,113	$42,261
Adjusted EBITDA as percentage of net sales	16.5%	15.6%

(1) Represents write-off of a portion of an idle building relating to our glass plant, classified as selling, general and administrative expense in the accompanying condensed statement of operations for the three-month period ended April 2, 2022.

(2) Represents fair value adjustment to contingent consideration associated with our Anlin Acquisition as required under ASC 805, classified as selling, general and administrative expenses in the accompanying consolidated statement of operations for the three-month period ended April 2, 2022.

(3) Represents costs relating to our acquisition of Eco, classified as selling, general and administrative expenses in the accompanying consolidated statement of operations for the three-month period ended April 3, 2021.

(4) Represents incremental costs related to the wind-down of our commercial business acquired in the New South acquisition. Of the $4.2 million of these costs, $2.7 million are classified as cost of sales, and $1.5 million are classified as selling, general and administrative expenses in the accompanying condensed consolidated statement of operations for the three-month period ended April 3, 2021. We are pursuing the recovery of a portion of these costs through insurance.